                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 28, 1998




                BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST
             (Exact name of registrant as specified in its charter)



         Delaware                   1-12058                76-6088828
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)



                                Trust Division
                              NationsBank, N.A.
                         901 Main Street, Suite 1700
                             Dallas, Texas 75202
        (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code: (214) 508-2364

         Item 5.  OTHER EVENTS.

         On December 28, 1998, at a special meeting held in Houston, Texas, the unitholders of Burlington Resources Coal Seam Gas Royalty Trust (the "Trust") approved a proposal which includes the termination of the Trust and certain related matters and that will result in the liquidation of Trust assets (principally consisting of a net profits interest in certain coalbed methane gas producing properties in the San Juan Basin of New Mexico).

         The proposal was the only item of business at the meeting. Of the 8,800,000 units of beneficial interest in the Trust ("Units") outstanding and entitled to vote on the proposal, 5,867,968 (66.68%) were cast in favor of the proposal, no votes were cast against the proposal or withheld and there were no absentions or broker non-votes. The remaining 2,932,032 units were unrepresented and not voted at the meeting.

         A copy of the December 29, 1998 press release relating to the foregoing is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

         Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The Trust's Press Release dated December 29, 1998, regarding unitholder approval of the trust termination proposal is filed as
Exhibit 99.1 to this report.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BURLINGTON RESOURCES COAL SEAM GAS
                                      ROYALTY TRUST

                                     By:   NationsBank, N.A., Trustee


Date:    December 30, 1998                 By: /s/ Ron E. Hooper
                                               --------------------------------
                                               Ron E. Hooper
                                               Vice President and Administrator

                                INDEX TO EXHIBITS


Item
Number            Exhibit
------            -------
99.1              Press Release dated December 29, 1998, regarding unitholder approval of trust termination proposal.